Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive To Present At Jefferies 2012 Global Consumer Conference

HOUSTON, June 15, 2012 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that senior management is scheduled to present at the Jefferies 2012 Global Consumer Conference at 1 p.m. ET on June 19 in Nantucket, Mass.

A live audio webcast, with a replay available for 30 days, will be available on the Investor Relations section of Group 1’s website at http://www.group1corp.com/news/events.aspx or www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns and operates 121 automotive dealerships, 153 franchises, and 28 collision centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive, Inc.

Investor Contacts:
Kim Paper Canning
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | kpaper@group1auto.com

Media Contacts:
Pete DeLongchamps
V.P. Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com